Exhibit 99.8



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS THAT the undersigned, solely in the undersigned's capacity as a trustee of the CHARLES R. BRONFMAN TRUST, hereby constitutes and appoints ODED TAL and NAZZARENO ANTONIO SANTACHE and each of them severally, as the undersigned's true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements thereunder, or any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under any comparable laws, rules, regulations and requirements of any foreign jurisdiction, and to file any of the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities, said attorneys and agents having full power and authority to do and perform in the name and on behalf of the undersigned every act necessary to be done in the premises as fully and as effectually as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

          Furthermore, all prior powers of attorney are hereby revoked and supercede by this Power of Attorney.

          IN WITNESS WHEREOF, the undersigned has subscribed these presents as of September 8, 2004.



                                                         /s/  Jay Rubinstein
                                                         -----------------------
                                                              Jay Rubinstein